Exhibit 16(ii)

[Letterhead of Brown, Edwards & Company, L.L.P.]

March 1, 2005

U.S. Securities and Exchange Commission

Washington, DC 25049

and

MVB Financial Corp.

301 Virginia Avenue

Fairmont, WV 26554-2777

Re:	MVB Financial Corporation Form 8-K/A

Ladies and Gentlemen:

We have read the statements by MVB Financial Corporation contained in Form 8-K/A, Item 4.01, Changes in Registrant’s Certifying Accountant, and we agree with such statements as they relate to all matters referencing our firm.

Very truly yours,

Brown, Edwards & Company, L.L.P.

/s/ G. Brian Fields
G. Brian Fields, Director
On behalf of the Brown, Edwards & Company, L.L.P.